Registration No. 333-36274

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

Sequa Corporation

(Exact name of registrant as specified in its charter)

                                Delaware                                                                                                                13-1885030

(State or other jurisdiction of incorporation or organization)                                                   (I.R.S. Employer Identification No.)

200 Park Avenue

New York, New York 10166

(Address of Principal Executive Offices and Zip Code)

Sequa 401(k) Plan

(Full title of the plan)

Norman E. Alexander

Chairman of the Board and Chief Executive Officer

Sequa Corporation

200 Park Avenue

New York, New York 10166

(Name and address of agent for service)

(212) 986-5500

(Telephone number, including area code, of agent for service)

Copy to:

Stuart Z. Krinsly, Esq.

Sequa Corporation

200 Park Avenue

New York, New York 10166

(212) 986-5500

CALCULATION OF REGISTRATION FEE*

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

* No registration fee is required because no securities are being registered pursuant to this Post-Effective Amendment

EXPLANATORY NOTE

            Pursuant to Registrant's undertaking in paragraph (a)(3) of Item 9 of this Registration Statement (No. 333-36274), Registrant hereby amends this Registration Statement to remove from registration all shares of Registrant's Class A Common Stock (no par value) and the interests in the Sequa 401(k) Plan, that were previously registered pursuant to this Registration Statement but which remain unsold.

PART II

INFORMATION REQUIRED

IN THE REGISTRATION STATEMENT

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Sequa Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of New York, New York on the 31st day of October, 2002.

                                                                        SEQUA CORPORATION

                                                                        By:      /s/ Norman E. Alexander

                                                                              Norman E. Alexander

                                                                              Chairman of the Board and

                                                                              Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed below by the following persons in the capacities stated below on the 31st day of October, 2002.

Signature	Title
/s/ Norman E. Alexander Norman E. Alexander	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ John J. Quicke John J. Quicke	President, Chief Operating Officer and Director
Stuart Z. Krinsly	Senior Executive Vice President, General Counsel and Director
/s/ Martin Weinstein Martin Weinstein	Executive Vice President, Gas Turbine Operations and Director
/s/ Howard M. Leitner Howard M. Leitner	Senior Vice President, Finance (Principal Financial Officer)
/s/ Joanne O'Sullivan Joanne O’Sullivan	Vice President and Controller (Principal Accounting Officer)

/s/ Leon D. Black Leon D. Black	Director
/s/ Alvin Dworman Alvin Dworman	Director
/s/ David S. Gottesman David S. Gottesman	Director
/s/ Richard S. LeFrak Richard S. LeFrak	Director
R. Scott Schaffler	Director
Michael I. Sovern	Director
/s/ Fred R. Sullivan Fred R. Sullivan	Director
/s/ Gerald Tsai, Jr. Gerald Tsai, Jr.	Director

            Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of October, 2002.

                                                                        SEQUA 401(k) PLAN

                                                                        By:      /s/ Howard M. Leitner

                                                                                                        Howard M. Leitner, Chairman

                                                                              Employee Benefits Plan

                                                                              Administrative Committee